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                                                              12/31/97
                                                              SEC FORM U-3A-2/A


                                    EXHIBIT A


A consolidating statement of income and surplus of the claimant and its subsidiary companies for the last calendar year, together with a consolidating balance sheet of claimant and its subsidiary companies as of the close of such calendar year.

                          Filed confidentially with the
                       Securities and Exchange Commission
                  pursuant to Rule 104 as promulgated under the
                       Public Utility Holding Company Act